UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) (February 25, 2021)

Clinigence Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-53862	11-3363609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 1st Avenue N, Suite 901 St. Petersburg, Florida	33701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 607-6393

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 1.01 Entry into a Material Definitive Agreement.

The information contained in Items 2.01 and 5.02 below relating to the various agreements described therein is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Merger with AHP Management Inc.

On February 25, 2021, Clinigence Holdings, Inc., a Delaware corporation (“Parent” or the “Company”), AHP, Inc., a California corporation (“AHP”), AHP Acquisition Corp., a Delaware corporation, a wholly owned subsidiary of Parent (“Merger Sub”), and Robert Chan (the “Shareholders’ Representative”) entered into an agreement and plan of merger (the “AHP Merger Agreement”). The transactions contemplated by the AHP Merger Agreement were consummated on February 26, 2021 (the “AHP Closing”).

The AHP Merger Agreement provided for the merger of Merger Sub with and into AHP, hereafter referred to as the “AHP Acquisition.” As a result of the Acquisition, Merger Sub ceased to exist, and AHP became the surviving corporation and a direct wholly owned subsidiary of Clinigence, and the former stockholders of AHP (the “AHP Stockholders”) have a direct equity ownership in Clinigence. Merger Sub was renamed AHP Management Inc. Merger Sub was originally incorporated in Delaware on January 26, 2021 and had no operating activity prior to the reported transaction.

AHP is a privately held company with controlling interest in its’ affiliate Associated Hispanic Physicians of Southern California IPA, a California Medical corporation, (“AHPIPA”). A key term of the AHP Merger Agreement is that at Closing, AHP Management Inc entered into a Management Services Agreement with AHPIPA (the “Management Services Agreements”) making AHPIPA a Variable Interest Entity (VIE) of Clinigence.

The foregoing description of the AHP Merger Agreement and Management Services Agreement is a summary only and is qualified in its entirety by reference to the AHP Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference and the Management Services Agreement a copy of which is attached hereto as Exhibit 2.2 and is incorporated herein by reference.

Merger with Accountable Healthcare America, Inc.

On February 25, 2021, Clinigence Holdings, Inc., a Delaware corporation (“Parent” or the “Company”), Accountable Healthcare America, Inc., a Delaware corporation (“AHA”), and AHA Acquisition Corp., a Delaware corporation, a wholly owned subsidiary of Parent (“Merger Sub entered into an agreement and plan of merger (the “AHA Merger Agreement”). The transactions contemplated by the AHA Merger Agreement were consummated on February 26, 2021 (the “AHA Closing”).

The AHA Merger Agreement provided for the merger of Merger Sub with and into AHA, hereafter referred to as the “AHA Acquisition.” As a result of the Acquisition, Merger Sub ceased to exist, and AHA became the surviving corporation and a direct wholly owned subsidiary of Clinigence, and the former stockholders of AHA (the “AHA Stockholders”) have a direct equity ownership in Clinigence. Merger Sub was renamed Accountable Healthcare America, Inc. Merger Sub was originally incorporated in Delaware on January 2, 2020 and had no operating activity prior to the reported transaction.

The foregoing description of the AHA Merger Agreement is a summary only and is qualified in its entirety by reference to the AHA Merger Agreement, a copy of which is attached hereto as Exhibit 2.3 and is incorporated herein by reference.

2

Issuance and Exchange of Company Shares for Clinigence Shares

At the AHP Closing and the AHA Closing, hereafter collectively referred to as the “Closing”, all of the outstanding shares of AHP common stock (the “AHP Shares”) were converted solely into the right to receive a number of shares of Clinigence common stock (the “Company Shares”) such that the holders of outstanding equity of AHP immediately prior to the Closing own 45%, on a fully-diluted basis, of the outstanding equity of Clinigence immediately following the Closing, and all of the outstanding shares of AHA common stock (the “AHA Shares”) were converted solely into the right to receive a number of the Company Shares such that the holders of outstanding equity of AHA immediately prior to the Closing own 35%, on a fully-diluted basis, of the outstanding equity of Clinigence immediately following the Closing, and holders of outstanding equity of Clinigence immediately prior to the Closing own 20%, on a fully-diluted basis, of the outstanding equity of Clinigence

In connection with the AHP Acquisition and the AHA Acquisition hereafter collectively referred to as the “Acquisition” Closing, the board of directors of the Company consists of ten members, including Elisa Luqman, Dr. Warren Hosseinion (Chairman), Jacob Margolin, Martin Breslin, Mitchell Creem, John Waters and David Meiri, who are currently directors of Clinigence, Fred Sternberg who is currently a director of AHA, Dr., Robert Chan who is currently a director of AHP and Randall Stern. In connection with the Acquisition, the officers of the Company are Dr. Warren Hosseinion, as Chief Executive Officer, Michael Bowen, as Chief Financial Officer, Elisa Luqman, as Executive Vice President of Finance, Secretary and General Counsel, Andrew Barnett as Executive Vice President of Business Development and Lawrence Schimmel as Chief Medical Information Officer.

The information contained in Item 5.02 below relating to the identification of our directors and executive officers, including biographical information for each of them, described therein is incorporated herein by reference.

Aggregate Beneficial Ownership of Company Shares After the Acquisition

Pursuant to the AHP Merger Agreement, at the Closing, the former AHP Stockholders were entitled to receive 19,000,000 Company Shares, inclusive of outstanding AHP options and warrants assumed by the Company, which constitutes 45% of the outstanding Company Shares on a fully diluted basis inclusive of outstanding options and warrants. For each share of AHP Shares, each former AHP Stockholder was entitled to receive 19,000,000 shares of Company Shares. Pursuant to the AHA Merger Agreement, at the Closing, the former AHA Stockholders were entitled to receive 14,800,000 Company Shares, inclusive of certain outstanding AHA options and warrants assumed by the Company, which constitutes 35% of the outstanding Company Shares on a fully diluted basis inclusive of outstanding options and warrants. For each share of AHA Shares, each former AHA Stockholder was entitled to receive 44.71shares of Company Shares. 8,449,318 Company Shares were issued and outstanding on a fully diluted basis immediately prior to Closing, and the former AHP Stockholders were issued 19,000,000 Company Shares at Closing, and the former AHA Stockholders were issued 14,009,382 Company Shares at Closing and the Company assumed outstanding AHA warrants and options exercisable for an additional 790,618 Company Shares. Immediately following the Closing, and the subsequent issuance of the Company Shares, there were 43,199,317 Company Shares issued and outstanding on a fully diluted basis, inclusive of certain options and warrants. Additionally, the Company assumed certain debt in the form of convertible promissory notes with associated warrants (the “Assumed Debt”). If fully exercised, the Assumed Debt would convert to a total of 4,943,6610 common shares, and the full exercise of the associated warrants would convert to 4,700,646 common shares.

The foregoing description is a summary of the material terms of the Acquisition and is not intended to modify or supplement any factual disclosures about the Company or Clinigence in any public reports filed by us with the Securities and Exchange Commission (the “SEC”). The representations, warranties, and covenants contained in the AHP Merger Agreement and AHA Merger Agreement were made only for purposes of the AHP Merger Agreement and AHA Merger Agreement as of the specified dates set forth therein, were solely for the benefit of the parties to the AHP Merger Agreement and AHA Merger Agreement and are subject to limitations agreed upon by the parties to the AHP Merger Agreement and AHA Merger Agreement, including being qualified by disclosure schedules. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the AHP Merger Agreement and AHA Merger Agreement. Moreover, certain representations and warranties in the AHP Merger Agreement and AHA Merger Agreement have been made for the purposes of allocating risk between the parties to the AHP Merger Agreement and AHA Merger Agreement instead of establishing matters of fact. Accordingly, the representations and warranties in the AHP Merger Agreement and AHA Merger Agreement may not constitute the actual state of facts about the Company or AHP or AHA. The representations and warranties set forth in the AHP Merger Agreement and AHA Merger Agreement may also be subject to a contractual standard of materiality different from the actual state of facts. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the AHP Merger Agreement and AHA Merger Agreement, which subsequent information may or may not be fully reflected in our public filings with the SEC.

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Item 3.02 Unregistered Sales of Equity Securities.

The Company Shares issued in connection with the Acquisition to the former AHP Stockholders and former AHA Stockholders were issued with a restrictive legend that shares had not been registered under the Securities Act of 1933 (the “Securities Act”). For more information, see Item 2.01 – Completion of Acquisition or Disposition of Assets.

The issuance of the Company Shares in conjunction with the Acquisition was exempt from registration pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D (“Regulation D”) promulgated under the Securities Act. The Company made this determination based on the representations of the investors which included, in pertinent part, that each such investor was an “accredited investor” within the meaning of Rule 501 of Regulation D and upon such further representations from each investor that (i) such investor is acquiring the securities for its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act of 1933, (ii) such investor agrees not to sell or otherwise transfer the purchased securities or shares underlying such securities unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (iii) such investor has knowledge and experience in financial and business matters such that such investor is capable of evaluating the merits and risks of an investment in us, (iv) such investor had access to all of the Company’s documents, records, and books pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the Offering and to obtain any additional information which the Company possessed or was able to acquire without unreasonable effort and expense, and (v) such investor has no need for the liquidity in its investment in us and could afford the complete loss of such investment. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Items 2.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant

The information regarding the Acquisition set forth in Item 2.01 – Completion of Acquisition or Disposition of Assets and the information set forth in Item 5.02 are incorporated herein by reference.

At the Closing, the former AHP Stockholders were entitled to receive 19,000,000 Company Shares, inclusive of outstanding AHP options and warrants assumed by the Company, which constitutes 45% of the outstanding Company Shares on a fully diluted basis inclusive of outstanding options and warrants, in exchange for all of their ownership of AHP. Prior to the Acquisition, the former AHP Stockholders did not own any Company Shares.

At the Closing, the former AHA Stockholders were entitled to receive 14,800,000 Company Shares, inclusive of outstanding AHA options and warrants assumed by the Company, which constitutes 35% of the outstanding Company Shares on a fully diluted basis inclusive of outstanding options and warrants, in exchange for all of their ownership of AHA. Prior to the Acquisition, the former AHA Stockholders did not own any Company Shares.

Pursuant to the AHP Merger Agreement, at the Closing, the former AHP Stockholders were entitled to receive 19,000,000 Company Shares, inclusive of outstanding AHP options and warrants assumed by the Company, which constitutes 45% of the outstanding Company Shares on a fully diluted basis inclusive of outstanding options and warrants. For each share of AHP Shares, each former AHP Stockholder was entitled to receive 19,000,000 shares of Company Shares. Pursuant to the AHA Merger Agreement, at the Closing, the former AHA Stockholders were entitled to receive 14,800,000 Company Shares, inclusive of certain outstanding AHA options and warrants assumed by the Company, which constitutes 35% of the outstanding Company Shares on a fully diluted basis inclusive of outstanding options and warrants. For each share of AHA Shares, each former AHA Stockholder was entitled to receive 44.71shares of Company Shares. 8,449,318 Company Shares were issued and outstanding on a fully diluted basis immediately prior to Closing, and the former AHP Stockholders were issued 19,000,000 Company Shares at Closing, and the former AHA Stockholders were issued 14,009,382 Company Shares at Closing and the Company assumed outstanding AHA warrants and options exercisable for an additional 790,618 Company Shares. Immediately following the Closing, and the subsequent issuance of the Company Shares, there were 43,199,317 Company Shares issued and outstanding on a fully diluted basis, inclusive of certain options and warrants. Additionally, the Company assumed certain debt in the form of convertible promissory notes with associated warrants (the “Assumed Debt”). If fully exercised, the Assumed Debt would convert to a total of 4,943,6610 common shares, and the full exercise of the associated warrants would convert to 4,700,646 common shares.

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors and Executive Officers

In connection with the Closing, the Company’s board of directors and appointed the individuals listed below to serve as directors and as executive officers of the Company. The following table sets forth information concerning our directors and executive officers, including their ages, as of February 24, 2021, immediately following the Closing.

Name	Age	Position
Executive Officers and Directors
Dr. Warren Hosseinion	48	Chief Executive Officer and Chairman of the Board
Fred Sternberg	75	President, Director
Michael Bowen	71	Chief Financial Officer
Dr. Lawrence Schimmel	71	Chief Medical Information Officer
Elisa Luqman	56	General Counsel, Executive Vice President of Finance, Secretary and Director
Andrew Barnett	50	Executive Vice President of Corporate Development
Non-Management Directors
Martin Breslin	48	Director
Dr. Robert Chan	52	Director
Mitchell Creem	60	Director
Jacob Margolin	52	Director
David Meiri	52	Director
Randall Stern	67	Director
John Waters	74	Director

Executive Officers

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Warren Hosseinion, M.D., Chief Executive Officer and Chairman of the Board and Director. Dr. Hosseinion has also served as Chairman of the Board for Clinigence Holdings, Inc. since April 2019. Dr. Hosseinion is a Co-Founder of Apollo Medical Holdings, Inc. (Nasdaq: AMEH) and served as a member of the Board of Directors of Apollo Medical Holdings, Inc. since July 2008, the Chief Executive Officer of Apollo Medical Holdings, Inc. from July 2008 to December 2017, and the Co-Chief Executive Officer of Apollo Medical Holdings, Inc. from December 2017 to March 2019. In 2001, Dr. Hosseinion co-founded ApolloMed Hospitalists. Dr. Hosseinion received his B.S. in Biology from the University of San Francisco, his M.S. in Physiology and Biophysics from the Georgetown University Graduate School of Arts and Sciences, his Medical Degree from the Georgetown University School of Medicine, and completed his residency in internal medicine from the Los Angeles County-University of Southern California Medical Center. Dr. Hosseinion’s qualifications to serve on our Board of Directors include his position as our Chief Executive Officer of the Company. In addition, Dr. Hosseinion as a physician along with his background at Apollo Medical Holdings, Inc. brings to our Board of Directors and our Company a depth of understanding of physician culture and the healthcare market, as well as a strong knowledge of the public markets.

Fred Sternberg, President and Director. Mr. Sternberg has served as the CEO of Accountable Healthcare America, Inc. since 2014. Mr. Sternberg has been instrumental in negotiating for and acquiring ACMG, the first ACO to be acquired by AHA. In 1996, Mr. Sternberg as a founder, was instrumental in forming Metropolitan Health Networks, Inc.  (MDF: AMEX). In February 2000, He became Chairman of the Board of Directors, President and CEO, where he served through March 2003. Metropolitan was a Medical Services Organization that provides and coordinates medical care for approximately 87,500 Medicare Advantage, Medicaid, and other beneficiaries, primarily in Florida utilizing a primary care-centric business model. Metropolitan’s integrated care delivery systems include approximately 35 state-of-the-art primary care medical centers and a robust network of affiliated physicians serving mainly Humana members. Metropolitan Health Networks was sold to Humana for $850m. MetCare Health Plans which was also sold to Humana for $14m. Metcare Health Plans provided Medicare Advantage plan, called AdvantageCare, to about 7,000 beneficiaries in 13 Florida counties. Previously, as President of Sternco, Inc., Mr. Sternberg was providing consulting services to various healthcare companies in the managed care and related industries. In 1968, Mr. Sternberg acquired the J. Bird Moyer Co., Inc. and took it public. Later the name was changed to Moyco Technologies, Inc., a publicly traded dental products manufacturing company. Mr. Sternberg has also provided consulting services to Assisted Care living facilities and skilled nursing homes.

Michael Bowen, Chief Financial Officer. Mr. Bowen has served as the CFO of Accountable Healthcare America, Inc. since 2014. Michael Bowen, has over 50 years of broad experience in the world of finance including public transactions such as Initial Public Offerings, mergers and acquisitions, private equity transactions and extensive experience of international securities markets. For the past 10 years, Mr. Bowen has been Chief Financial Officer for a predecessor company of AHA and for AHA. He began his career at Goldman, Sachs & Co.in 1965 where he became a Vice President of the Corporate Finance Department and latterly helped establish the Tokyo office for Goldman Sachs. In 1976, he joined Salomon Brothers with the task of helping establish their first Asian office located in Honk Kong. He then moved to London to rebuild the International Capital Markets business for Chase Manhattan Ltd, the merchant banking arm of Chase Manhattan Bank where he was responsible for all of the international securities business of the bank/merchant bank. Mr. Bowen ended his international career as a Main Board Director for Kleinwort Benson, a British merchant bank where he was responsible for corporate finance business within the USA. Mr. Bowen returned to the US and, after a period of semi-retirement, in 2004 became CFO of TruBamboo, Inc. an innovative company selling bamboo houseware products to large US retailers. In 2008 he joined Diversified Health & Fitness as CFO and in 2014 became CFO of AHA. Mr. Bowen has an MBA from the Darden School of the University of Virginia and a BA also from UVA

Lawrence Schimmel, M.D., Chief Medical Information Officer. Dr. Schimmel is a director and the Chief Medical Officer of the Company. In 2013 he co-founded and served as Chief Medical Officer of QualMetrix, Inc. (“QualMetrix”), a healthcare analytics company headquartered in South Florida, until QualMetrix merger with Clinigence, LLC. Dr. Schimmel is also the founding Chairman of Professional Bank headquartered in South Florida from 2018 to present. Previously, Dr. Schimmel was the managing partner of Allied Health Advisors, LLC a boutique healthcare consulting company in Miami. Dr. Schimmel is a serial medical-related business entrepreneur having been Co-founder and CEO of Allied Health Group, a national medical management company, and Florida Specialty Network. Allied Health Group and Florida Specialty Network managed approximately $500 million in provider payments on behalf of managed care organizations for approximately 3 million lives during his time as CEO. Allied Health Group was a licensed TPA in Florida and Texas and acted as a third-party intermediary in other areas of the country. Previously, Dr. Schimmel was the Founding Chairman and served on the Board of Directors of Megabank and subsequently served on the Board of Directors of Executive National Bank in South Florida. Dr. Schimmel practiced General and Vascular Surgery in the Miami community for 18 years. In addition to his lengthy medical career as a general and vascular surgeon, he held a management role with the South Florida Surgical Group, and has consulted for physicians, hospitals, healthcare delivery systems, and Fortune 500 companies. He received his B.A. from Rutgers College, received his Doctor of Medicine degree from the New Jersey College of Medicine and conducted his post graduate training at the University of Miami.

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Elisa Luqman, Executive Vice President of Finance, General Counsel and Director. Ms. Luqman served as the Chief Financial Officer and General Counsel of Clinigence Holdings, Inc. (“CLNH”) since October 29, 2019 where Ms. Luqman was responsible for maintaining the corporation’s accounting records and statements all CLNH’s SEC filings and compliance requirements. Ms. Luqman also serves as a Director and Secretary of the Board for Clinigence Holdings, Inc. Ms. Luqman was the co-founder of bigVault Storage Technologies a cloud- based file hosting company acquired by Digi-Data Corporation in February 2006. From March 1, 2006 through February 28, 2009, Ms. Luqman was employed as Chief Operating Officer of the Vault Services Division of Digi-Data Corporation, and subsequently during her tenure with Digi-Data Corporation she became General Counsel for the entire corporation. In that capacity she was responsible for acquisitions, mergers, patents, customer, supplier, and employee contracts, and worked very closely with Digi-Data’s outside counsel firms. On March 1, 2009, Ms. Luqman rejoined iGambit Inc. (“IGMB”) as Chief Financial Officer and General Counsel. Ms. Luqman has overseen and been responsible for IGMB’s SEC filings, FINRA filings and public company compliance requirements from its initial Form10 filing with the SEC in 2010 through its’ Reverse Merger with Clinigence Holdings, Inc. on October 29, 2019. Ms. Luqman received a BA degree, a JD in Law, and an MBA Degree in Finance from Hofstra University. Ms. Luqman is a member of the bar in New York and New Jersey.

Andrew Barnett, Executive Vice President of Corporate Development. Mr. Barnett has served as Executive Vice President of Corporate Development for Accountable Healthcare America, Inc. since its inception in 2014. Throughout his career, Mr. Barnett has been engaged in various aspects of the health care industries. Mr. Barnett served as Vice President of Corporate Development of Dental Partners, Inc., a dental practice management company. At Dental Partners, he was responsible for establishing a $15 million bank line of credit, closing on $30 million of acquisitions, and selling the company. At Trident, a PPM, Mr. Barnett assisted in raising over $20 million through a private placement and assisted in $60 million of acquisitions. Prior to Trident, Mr. Barnett served as Executive Vice President and Director of Metropolitan Health Networks, Inc. (MDF: AMEX) where he was involved in raising capital, acquisitions, and the Company’s initial public offering. Mr. Barnett received a B.S. degree from Pennsylvania State University.

Non-Management Directors

Martin Breslin, Director. From 2016 to 2019 Martin Breslin was the Chief Executive Officer of QualMetrix and is responsible for charting QualMetrix's strategic direction to drive customer value for payer and provider organizations. In 2013 Mr. Breslin joined QualMetrix as an investor and co-founder, later assuming the roles of chairman and Chief Executive Officer. He has extensive experience with technology companies that serve healthcare as well as other industries. Prior to QualMetrix, Mr. Breslin founded VSS Monitoring. VSS, which focused on the network packet broker market, quickly established itself as an industry leader and, in 2011, was recognized as the Silicon Valley's ninth-fastest-growing privately held company. Breslin later sold VSS to Danaher Corp. where he remained for two years serving as president of the VSS unit and as chief technology officer for Danaher's $1 billion in revenue communications division. Since, Mr. Breslin has played both executive and advisory roles at a number of technology start-ups, including a Switzerland-based healthcare technology firm. His experience there led to an interest in the application of advanced analytics in healthcare. Mr. Breslin holds a Master of Business Administration from Golden Gate University of San Francisco. He received a Bachelor's degree in Engineering from the University of Ulster in Northern Ireland as well as a Bachelor's degree in Computer Science from National University of Ireland, Maynooth.

Robert Chan, M.D., Dr. Chan has served as Chief Executive Officer and Chairman of the Board of AHP IPA since 2015. Dr. Chan is affiliated with several HMOs and IPAs. As a hospitalist physician, Dr. Chan is on the staff of multiple local hospitals. Dr. Chan received his B.S. in Biology from the University of California, Irvine, his Medical Degree from the University of California, Irvine College of Medicine, and completed his residency in internal medicine from the University of California, Los Angeles. Dr. Chan’s qualifications to serve on our Board of Directors include his position as Chief Executive Officer of AHP IPA. In addition, Dr. Chan as a physician along with his background at various healthcare organizations, brings to our Board of Directors and our Company a depth of understanding of physician culture and the healthcare markets.

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Mitchell Creem, Director. Mr. Creem has spent over 30 years as a “C-level” executive of healthcare organizations, and he brings strong business evaluation and operational experience to the Company. Since July 2017 to Present Mr. Creem has served as President of The Bridgewater Healthcare Group, which provides hospital and health network management services and performance consulting. From October 2015 to July 2017 Mr. Creem served as the CEO and CAO of Verity Health System, a six-hospital system in California. Prior to this, he served as the CFO and Board Member of Apollo Medical Holdings, Inc. (Nasdaq: AMEH) (“ApolloMed”) from October 2012 to October 2015. Prior to ApolloMed, he served as the CEO of the Keck Hospital of USC and USC Norris Cancer Center. Prior to his tenure at USC, he served as the CFO and Associate Vice Chancellor of UCLA Health Sciences, including UCLA Medical Center, the Geffen School of Medicine at UCLA, and UCLA Faculty Practice. Prior to UCLA, he served as CFO of Beth Israel Deaconess Medical Center, a Harvard University teaching hospital, and CFO of Tufts University Medical Center. Prior to this, he worked for several years in a senior management position at the healthcare practice group of PricewaterhouseCoopers, where he was responsible for numerous consulting engagements, financial statement audits and financial feasibility studies. He has been a guest lecturer at USC, UCLA and Harvard. Mr. Creem holds a B.S. in Accounting and Business Administration from Boston University and a Masters’ degree in Health Administration from Duke University. Mr. Creem’s qualifications to serve on our Board of Directors include over 30 years of corporate experience working as a senior executive in the healthcare industry and prior service on private and public company boards.

Jacob “Kobi” Margolin, Director. Mr. Margolin is the Chief Executive Officer and a director of the Company. Mr. Margolin is a successful serial entrepreneur with over 25 years’ experience in HIT, and is the Co-Founder of Clinigence, LLC. In the mid-1990’s, Mr. Margolin co-founded a pioneering Medical Imaging technology company and led its marketing, global business development and North American operations through a $50 million acquisition by Carestream Health (2004). In 2005, he joined Accelerad – a Georgia Tech Advanced Technology Development Center (ATDC) incubator company acquired in 2014 by Nuance Communications (NASDAQ: NUAN). In 2008, he started a consulting firm helping Israeli medical technologies enter the US market. In 2010, Mr. Margolin founded Clinigence, LLC with the vision that big data and business intelligence technologies would become crucial to the healthcare industry. Mr. Margolin holds an MS degree in medical physics (magna cum laude) and BS degrees in Mathematics and Physics (magna cum laude) from Tel-Aviv University in Israel. He is a board member of the American-Israeli Chamber of Commerce and a member of the Technology Association of Georgia (TAG) and HIMSS

David Meiri, Director. Mr. Meiri was a member of the Board of Managers of Clinigence, LLC. Since 2014 Mr. Meiri has served as a Director of Software Engineering in the Xtremio Division of Dell EMC, has been leading a project for Native Replication of contents-based data storage, David has received multiple awards for innovation at Dell EMC, including the 2018 and 2019 prolific inventor awards, and holds close to a hundred patents.. He has led several such projects for third parties resulting in the successful commercialization of products. Mr. Meiri has expertise in high-performance multi-threaded systems, storage arrays and data replication. Since 1997 he has developed, innovated, and led teams building products in diverse technologies such as synchronous and asynchronous remote replication, business continuity, high availability, clones & snapshots, active/active replication, and performance optimization. Mr. Meiri has researched virtualization technologies and integration of hypervisors with storage products. This led him to work on federation, cluster algorithms and cloud infrastructure. Other areas Mr. Meiri is interested in are caching, data reduction, encryption, data deduplication and compression. He holds 78 US issued patents with an additional 30 pending. Mr. Meiri holds a Ph.D. in Mathematics (Ergodic Theory), from the Hebrew University in Jerusalem, Israel.

Randall Stern, Director, Mr. Stern has served as the Managing Member of RoundTable Financial Group, LLC, an alternative investment merchant bank since 2011. Additionally, since 2016 Mr. Stern was the Founder and Managing Member of Boone Opportunity Lenders, LLC (“Boone”), an Independent Sponsor and former Investment Manager of several private credit funds that originated and managed senior and junior cash-flow loans to, and equity investments in lower middle-market growth companies with EBITDA between $2-$10 million, for acquisitions, recapitalizations and growth. From 1995 to 2006 Mr. Stern seved as the Managing Director in the Corporate Finance Department of Burnham Securities Inc., a New York-based investment banking firm. From 2019 to the present Mr. Stern has served as Chairman of the Board of Kleen-Tech Services, LLC., a custodial service company based in in Denver, Colorado. With more than 1,300 employees, Kleen-Tech is a national provider of cleaning services to commercial and government customers occupying more than 30 million square feet of facilities located throughout the United States. . In 2019, the Company was bought by an investment group led by Mr. Stern and is seeking acquisitions in addition to organic growth. Mr. Stern received his B.A. from Middlebury College (1975, cum laude), where his major was Psychology and minor was Religion. He received an M.B.A. from New York University (1978) where his major was Finance.

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John Waters, Director. Mr. Waters is a former Senior Partner at Arthur Andersen (1967-2001) with exceptional leadership skills in mergers and acquisitions (particularly reverse mergers) and 1933 Act fillings with the SEC. In the last fifteen years with the firm Mr. Waters built three very successful businesses within Andersen in the areas of merger and acquisition, manufacturing and entertainment. In 2001, Mr. Waters started his own merger and acquisition advisory consulting business and has consummated the acquisition of three manufacturing companies with combined annual sales of $50 million. In 2003, he participated in a group that acquired A-1 Components Corp., a wholly owned subsidiary of United Technologies Corp. Mr. Waters led due diligence efforts and created a tax structure beneficial to both the buyer and seller. In September 2004 participated with a group of investors that acquired Metpar Corp., a $19 million manufacturer of metal sanitary and plastic plumbing fixtures. In October 2007, he participated with a group of investors that acquired World Dryer Corporation, a $20 million manufacturer of hand dryer products. He prepared pro-forma financial statements for the lenders and assisted in obtaining financing for these transactions. In July of 2004 he was appointed Chief Administrative Officer of Authentidate Holding Corp. and led a massive restructuring of the business and hired an entirely new executive management team. In January of 2006 he was appointed Chief Financial Officer of Avantair Inc., which was taken public through a merger with a Special Purpose Acquisition Company (SPAC) and raised $60 million in capital for this company. From 2016 to present Mr. Waters has served as an Advisor to the Board of Directors of the Company. Previously he was a member of the Board of Directors of the Company and served as a member of the Audit Committee. For the past five years he has also worked as a consultant to various companies and serves on the board of two privately held companies. Mr. Waters is a Certified Public Accountant, Member of AICPA and New York State Society of CPA's and has a BBA degree from Iona College.

Family Relationships

Mr. Barnett is Mr. Sternberg’s son. There are no other family relationships amongst any of the Company’s executive officers and directors.

Involvement in Certain Legal Proceedings

None of the Company’s directors, executive officers, significant employees, promoters or control persons have been involved in any legal proceeding in the past 10 years that would require disclosure under Item 401(f) of Regulation S-K promulgated under the Securities Act.

Director Independence

We are not currently listed on a national securities exchange or in an inter-dealer quotation system that has requirements that a majority of the board of directors be independent. However, our board of directors has undertaken a review of the independence of the directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our board of directors has determined that Messrs. Hosseinion, Breslin, Creem, Meiri, Fawcett and Waters are “independent directors” as defined under the rules of the NASDAQ.

Compensatory Arrangements of Certain Officers and Directors

Clinigence had entered into three (3) year employment agreements with Elisa Luqman and Dr. Lawrence Schimmel. Pursuant to the employment agreements with Ms. Luqman and Dr. Schimmel, each is entitled to receive a base annual salary of $150,000 and 180,000, respectively, during the term, which continue to be obligations of the Company at Closing. Dr. Hosseinion entered into a five (5) year employment agreement with the Company which became effective at Closing and pursuant to which Dr. Hosseinion is entitled to receive a base salary of $250,000 during the term. AHP had entered into a two (2) year employment agreement with Michael Bowen and a five (5) year employment agreements with Fred Sternberg and Andrew Barnett. Pursuant to the employment agreements with Mr. Sternberg, Mr. Bowen, and Mr. Barnett, each is entitled to receive a base annual salary of $250,000, $150,000 and $250,000, respectively, during the term, which became obligations of the Company at Closing.

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Pursuant to the employment agreements with the named officers, upon termination, each such individual would be entitled to receive payment of all salary and benefits accrued up to the termination date of his or her employment in all employment termination events. Thereafter, Ms. Luqman would be entitled to receive twelve (12) months of base salary as a severance payment, Dr. Schimmel would be entitled to receive twenty-four (24) months of base salary as a severance payment, Dr. Hosseinion would be entitled to receive twenty four (24) months of base salary as a severance payment, Mr. Sternberg would be entitled to receive twenty four (24) months of base salary as a severance payment Mr. Bowen would be entitled to receive twelve (12) months of base salary as a severance payment, and Mr. Barnett would each be entitled to the balance of the remaining months under his employment agreement of base salary as a severance payment, upon termination of his or her employment by the Company without cause or by such individual for good reason.

The Company’s board of directors may, in its discretion, award bonuses to its executive officers on a case-by-case basis.

Each of the Company’s named executive officers is eligible to participate in the Company’s employee benefit plans and programs, including medical, dental and vision benefits, vacation and PTO, and the Company’s 2019 Omnibus Incentive Plan, to the same extent as its other full-time employees, subject to the terms and eligibility requirements of those plans.

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The following table presents the outstanding equity awards granted to the Company’s named executive officers and directors as of the Closing:

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise price	Option Expiration date
Dr. Warren Hosseinion	100,000	0	$1.50	1/27/2030
Dr. Warren Hosseinion	100,000	0	$1.50	5/11/2027
Dr. Warren Hosseinion	600,000	0	$1.61	1/28/2031
Michael Bowen
Elisa Luqman	67,106	0	$1.50	1/27/2030
Elisa Luqman	50,000	0	$1.50	5/11/2027
Elisa Luqman	400,000	0	$1.61	1/28/2031
Dr. Lawrence Schimmel	6,288	0	$1.50	1/27/2030
Dr. Lawrence Schimmel	30,000	0	$1.50	5/11/2027
Andrew Barnett	0	0
Martin Breslin	130,120	0	(1)	(1)
Dr. Robert Chan	0	0
Mitch Creem	130,120	0	(1)	(1)
Jacob Margolin	0	0
David Meiri	130,120	0	(1)	(1)
Fred Sternberg
Andrew Barnett
Randall Stern	0	0
John Waters	147,800	0	(2)	(2)

(1) 45,000 at exercise price of $1.50 with expiration date 1/27/2027, 30,000 at exercise price $1.50 with expiration date 1/27/2027 and 45,000 at exercise price $1.61 with expiration date 1/28/2028.

(2) 7,800 at exercise price $1.50 an expiration date 1/27/2030, 45,000 at exercise price of $1.50 with expiration date 1/27/2027, 50,000 at exercise price $1.50 with expiration date 1/27/2027 and 45,000 at exercise price $1.61 with expiration date 1/28/2028.

Item 7.01 Regulation FD Disclosure.

On March 2, 2021, the Company issued a press release announcing the Closing. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01 and the accompanying Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and is not to be incorporated by reference into any filings of the Company.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The Company intends to amend this Current Report on Form 8-K to file the required financial statements within the time prescribed by this item.

(b) Pro Forma Financial Information

The Company intends to amend this Current Report on Form 8-K to file the required pro forma financial information within the time prescribed by this item.

(c) Shell Company Transactions.

Not Applicable.

(d) Exhibits

Reference is made to the Exhibit Index following the signature page of this Current Report on Form 8-K, which is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Clinigence Holdings, Inc.

Date: March 2, 2021	By: /s/ Michael Bowen
Michael Bowen
Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of February 25, 2021 by and among the Registrant, AHP, Merger Sub, and the Signing Stockholder.
2.2	Master Services Agreement dated as of February 25, 2021 by and between AHA Management, Inc. and AHPIPA.
2.3	Agreement and Plan of Merger, dated as of February 25, 2021 by and among the Registrant, AHA, and Merger Sub.
99.1	Clinigence Press Release dated March 2, 2021 announcing the Closing.

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